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                                                                    Exhibit 99.1




FRANK R. DIPIETRO RESIGNS AS CFO OF SIPEX CORPORATION

(MILPITAS, CA - DECEMBER 2, 2002) - SIPEX Corporation (NASDAQ:SIPX) announced today that Frank R. DiPietro has resigned as the Company's Chief Financial Officer. Philip A. Dube, Sipex's Vice President and Corporate Controller will serve as the Company's interim Chief Financial Officer until such time as Mr. DiPietro's successor is determined.

ABOUT SIPEX:

Sipex Corporation is a semiconductor company that designs, manufactures and markets, high performance, value-added analog integrated circuits that are used primarily by original equipment manufacturers (OEMs) operating in the markets of computing, communications, and networking infrastructure. Sipex serves the broad analog signal processing market with interface circuits, analog display drivers, power management and optical storage ICs. Applications for the Company's products include personal computers and peripherals, battery powered hand-held devices such as PDAs and cellular telephones, networking, process controls and satellites.

For further information, contact Walid Maghribi, President and Chief Executive Officer of SIPEX Corporation, 233 South Hillview Drive, Milpitas, CA 95035, Telephone 408-935-7608.